Exhibit 10.53

AMENDMENT NUMBER ONE TO

EMPLOYMENT AGREEMENT

This Amendment Number One is made as of September 14, 2007, to the Employment Agreement dated as of April 28, 2006 (the “Agreement”), by and among Southern Community Financial Corporation, Southern Community Bank and Trust, and Merle B. Andrews. This Amendment is being made solely to conform the provisions of the Agreement with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

1. Sections 5.2 of the Agreement is amended to read as follows:

“5.2 DEFINITION OF CHANGE IN CONTROL. For purposes of this Employment Agreement, “Change in Control” means any one or more of the following events occurs with regard to Southern Community Financial Corporation:

(a) Change in ownership - A change in ownership of Southern Community Financial Corporation occurs on the date any one person or group of persons accumulates ownership of Southern Community Financial Corporation’s stock constituting more than 50% of the total fair market value or total voting power of Southern Community Financial Corporation’s stock,

(b) Change in effective control – A change in effective control occurs when either (i) any one person or more than one person acting as a group acquires within a 12-month period ownership of stock of Southern Community Financial Corporation possessing 35% or more of the total voting power of Southern Community Financial Corporation’s stock, or (ii) a majority of Southern Community Financial Corporation’s Board of Directors is replaced during any 12-month period by Directors whose appointment or election is not endorsed in advance by a majority of Southern Community Financial Corporation’s Board of Directors before the date of appointment or election, or

(c) Change in ownership of a substantial portion of assets – A change in the ownership of a substantial portion of Southern Community Financial Corporation’s assets occurs if in a 12-month period any one person or more than one person acting as a group acquires assets from Southern Community Financial Corporation having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the assets of Southern Community Financial Corporation immediately before the acquisition or acquisitions. For this purpose, “gross fair market value” means the value of Southern Community Financial Corporation’s assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.”

2. No other terms and conditions of the Agreement are affected by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment (Southern Community Financial Corporation and Southern Community Bank and Trust by their duly authorized officers) effective as of the day and year first written above.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

By:	/s/ F. Scott Bauer____________
F. Scott Bauer, CEO

SOUTHERN COMMUNITY BANK AND TRUST

By:	/s/ F. Scott Bauer____________
F. Scott Bauer, CEO

EXECUTIVE

/s/ Merle B. Andrews (SEAL)

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